Exhibit E

Execution Version

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

CALLON PETROLEUM COMPANY

AND

BPP ENERGY PARTNERS LLC

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of October 1, 2021, by and between Callon Petroleum Company, a Delaware corporation (the “Company”), and BPP Energy Partners LLC, a Texas limited liability company (the “Initial Holder”).

WHEREAS, the Company entered into a Purchase and Sale Agreement, dated as of August 3, 2021, by and among the Company, the Initial Holder and the other parties thereto (the “Purchase Agreement”);

WHEREAS, under the Purchase Agreement, the Initial Holder will receive shares of Common Stock;

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Initial Holder pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of the Initial Holder and the Company under the Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the premises, mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The terms set forth below are used herein as so defined:

“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Board” means the Board of Directors of the Company.

“Beneficially Own” shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and any Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.

“Closing Date” means the date of consummation of the transactions contemplated by the Purchase Agreement.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person whether though the ownership of voting securities, by contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings.

“Effective Date” means, with respect to a particular Shelf Registration Statement, the date of effectiveness of such Shelf Registration Statement.

“Effectiveness Period” means the period beginning on the Effective Date for the Registration Statement and ending at the time all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder.

“Freely Tradable” means, with respect to any security, that such security, when held by the holder thereof, may legally be distributed to the public under Rule 144 under the Securities Act and is no longer subject to the restrictions on trading under the provisions of Rule 144 under the Securities Act (or any successor rule or regulation to Rule 144 then in force), including volume and manner of sale restrictions, and the current public information requirement of Rule 144(e) (or any successor rule or regulation to Rule 144 then in force) no longer applies; provided that if a Holder Beneficially Owns 10% or more of the Company’s then outstanding Common Stock, then such Holder’s Common Stock shall be deemed not to be Freely Tradable for so long as such Holder Beneficially Owns 10% or more of the Company’s outstanding Common Stock.

“Governmental Authority” means any federal, state, local or foreign government, or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Holder” means the holder of any Registrable Securities.

“Initial Holder” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Law” means any statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law, or any judicial or administrative interpretation thereof, of any Governmental Authority.

“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

“NYSE” means The New York Stock Exchange, Inc.

“Person” means an individual or a corporation, limited liability company, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“PRD” means Primexx Energy Partners, Ltd., a Texas limited partnership.

“Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Registrable Securities” means, subject to Section 1.02, the Common Stock to be issued the Initial Holder pursuant to the Purchase Agreement, including any shares of Common Stock which may be issued or distributed in respect of such shares of Common Stock by way of conversion, concession, stock dividend or stock split or other distribution, recapitalization or reclassification or similar transaction.

“Registration Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.

“Registration Statement” has the meaning specified therefor in Section 2.01 of this Agreement.

“Required Holders” means initially, the Initial Holder, and subsequent to a transfer by the Initial Holder of the Registrable Securities, the Holder or collective Holders of greater than 50% of the Registrable Securities.

“Rule 405” means Rule 405 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities under a Registration Statement pursuant to the terms of this Agreement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.08(a) of this Agreement.

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Registrable Securities are sold to one or more underwriters on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Section 1.02 Registrable Securities. Any Registrable Security shall cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been sold or disposed of (excluding transfers or assignments by a Holder to an Affiliate) pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) under circumstances in which all of the applicable conditions of Rule 144 (as then in effect) are met; (c) when such Registrable Security is held by the Company; or (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10 hereof. In addition, any Registrable Security will cease to be a Registrable Security upon the date that such security is Freely Tradable; provided that, for the avoidance of doubt, Common Stock that is not a Registrable Security because it is Freely Tradable will become a Registrable Security to the extent it is subsequently not Freely Tradable.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Shelf Registration.

(a) Shelf Registration. Within 60 days of the Closing Date, the Company shall prepare and file a Shelf Registration Statement with the SEC to permit the public resale of all Registrable Securities on the terms and conditions specified in this Section 2.01 (a “Registration Statement”). The Registration Statement filed with the SEC pursuant to this Section 2.01 shall be on Form S-3 and, if the Company is a WKSI as of the filing date thereof, shall be an Automatic Shelf Registration Statement, or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities, covering the Registrable Securities, and shall contain a prospectus in such form as to permit any Selling Holder covered by such Registration Statement to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the Effective Date for such Registration Statement. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.01 to be declared effective as soon as reasonably practicable thereafter. During the Effectiveness Period, the Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.01 to remain continuously effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available for the resale of the Registrable Securities until all Registrable Securities have ceased to be Registrable Securities; provided, that the Company shall not be required to supplement or amend such Registration Statement more than once in any calendar quarterly period to name additional parties as the result of any transfer of registration rights. The Company shall prepare and file a supplemental listing application with the NYSE (or such other national securities exchange on which the Registrable Securities are then listed and traded) to list the Registrable Securities covered by a Registration Statement and shall use its reasonable best efforts to have such Registrable Securities approved for listing on the NYSE (or such other national securities exchange on which the Registrable Securities are then listed and traded) by the Effective Date of such Registration Statement, subject only to official notice of issuance. As soon as practicable following the Effective Date of a Registration Statement, but in any event within three Business Days of such date, the Company shall notify the Required Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).

(b) Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to (i) the Holders, delay the filing of a Registration Statement required under Section 2.01, or (ii) any Selling Holder whose Registrable Securities are included in a Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus that is a part of such Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Board determines reasonably and in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement or other registration statement contemplated by this Agreement on a post effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the reasonable and good faith judgment of the Board, would materially adversely affect the Company; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Selling Holders whose Registrable Securities are included in such Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.02 Piggyback Rights.

(a) Participation. So long as a Holder has Registrable Securities, if the Company proposes to file (i) a shelf registration statement other than a Registration Statement contemplated by Section 2.01 and other than a registration statement on Forms S-4 or S-8 and any successor forms, (ii) a prospectus supplement to an effective shelf registration statement relating to the sale of equity securities of the Company, other than a Registration Statement contemplated by Section 2.01 and Holders may be included without the filing of a post-effective amendment thereto, or (iii) a registration statement, other than a shelf registration statement, and other than a registration statement on Forms S-4 or S-8 and any successor forms, in each case, for the sale of Common Stock in an Underwritten Offering for its own account or that of another Person, or both, then the Company shall give prompt written notice of its intention to effect such registration at least five Business Days before the proposed date of filing of the applicable Registration Statement or prospectus supplement, or at least two Business Days in connection with any overnight or bought Underwritten Offering, to the Holders and such notice shall (A) describe the intended method(s) of distribution, and the name of the proposed Managing Underwriter or Underwriters, if any, in such offering and (B) offer the Holders the opportunity to include in such registration statement, prospectus supplement or Underwritten Offering, as the case may be, such number of Registrable Securities (the “Included Registrable Securities”) as the Holders may request in writing (such request may include the Registrable Securities to be included on behalf of any other Holder, as specified by the Holders); provided, however, that if the Company has been advised by the Managing Underwriter of any such Underwritten Offering that the inclusion of all Registrable Securities that the Selling Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then (x) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter without having such adverse effect, the Company shall not be required to offer such opportunity to the Holders or (y) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter without having such adverse effect, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b) or in such other manner as such Selling Holders may agree. Any notice required to be provided in this Section 2.02(a) to the Holders shall be provided on a Business Day and receipt of such notice shall be confirmed by the Holders. Holders shall then have two Business Days (or one Business Day in connection with any overnight or bought Underwritten Offering) after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no written request for inclusion from Holders is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities as part of such Underwritten Offering for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal at least one Business Day before the time of pricing of such Underwritten Offering. Holders may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing prior to five Business Day before the time of pricing of such underwritten offering. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder (unless such Holder’s Opt-Out Notice is subsequently revoked) shall no longer be entitled to participate in Underwritten Offerings by the Company pursuant to this Section 2.02(a).

(b) Priority. If the Managing Underwriter of any proposed Underwritten Offering of Common Stock involving Included Registrable Securities pursuant to this Section 2.02 advises the Company that the total amount of Common Stock that the Selling Holders and any other Persons intend to include in such offering exceeds the number of shares of Common Stock that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Company if initiating such registration, (ii) second, to the holders (the “Kimmeridge Holders”) under (A) the Registration Rights Agreement (the “2020 Kimmeridge Registration Rights Agreement”), dated September 30, 2020, by and between the Company and Chambers Investments, LLC (“Chambers”) and (B) the Registration Rights Agreement (the “2021 Kimmeridge Registration Rights Agreement” and together with the 2020 Kimmeridge Registration Rights Agreement, the “Kimmeridge Registration Rights Agreements”) to be made and entered into by and among the Company, Chambers, and the entities affiliated therewith in connection with the closing of that certain Exchange Agreement, dated August 3, 2021, by and between the Company and Chambers, to the extent the Kimmeridge Holders exercise their rights pursuant to the Kimmeridge Registration Rights Agreements entitling them to participate in such Underwritten Offering, allocated among such other holders pro rata on the basis of the number of shares of Common Stock held by each applicable other holder or in such manner as they may agree, (iii) third, to the Selling Holders who have requested participation in such Underwritten Offering, allocated among such Selling Holders pro rata on the basis of the number of Registrable Securities held by each Selling Holder or in such manner as they may agree, and (iv) fourth, by the other holders of Common Stock (other than Holders and as otherwise already allocated in this section) with registration rights entitling them to participate in such Underwritten Offering, allocated among such other holders pro rata on the basis of the number of shares of Common Stock held by each applicable other holder or in such manner as they may agree. For the avoidance of doubt, the priority set forth in this Section 2.02(b) shall not apply and shall have no effect in the event that a Holder exercises its rights pursuant to Section 2.03, which shall be governed exclusively by the provisions of Section 2.03.

Section 2.03 Underwritten Offerings.

(a) Demand Offering. In the event that any Holder elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and reasonably expects gross proceeds of at least $25 million from such Underwritten Offering (together with any Registrable Securities to be disposed of by a Selling Holder who has elected to participate in such Underwritten Offering pursuant to this Section 2.03), the Company shall, at the written request of such Selling Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the Managing Underwriter or Underwriters selected by the Company (subject to the written consent of the Initiating Holder of such Underwritten Offering, which consent shall not be unreasonably withheld), which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in, including entering into any underwriting agreement, for more than two Underwritten Offering at the request of the Holders; provided, further, that if the Company is conducting or actively pursuing a securities offering of Common Stock (other than in connection with any at-the-market offering or similar continuous offering program), then the Company may suspend such Selling Holders’ rights to require the Company to conduct an Underwritten Offering pursuant to this Section 2.03 (for the avoidance of doubt, this proviso shall only apply to primary offerings by the Company of its Common Stock and not to any offerings requested by other stockholders of the Company); provided, however, that the Company may only suspend such Selling Holders’ rights to require the Company to conduct an Underwritten Offering pursuant to this Section 2.03 once in any six-month period and in no event for a period that exceeds an aggregate of 75 days in any 180-day period or 105 days in any 365-day period. For the avoidance of doubt, the Holders’ rights to elect to participate in an Underwritten Offering pursuant to this Section 2.03(a) shall not be limited in any way by the rights of other holders of Common Stock with registration rights to make similar elections to participate in underwritten offerings of Common Stock, except as expressly provided in this Agreement or, subject to Section 2.11, the applicable agreement with such other holders of Common Stock.

(b) General Procedures. In connection with any Underwritten Offering contemplated by Section 2.03(a), the underwriting agreement into which each Selling Holder and the Company shall enter shall contain such representations, covenants, indemnities (subject to Section 2.08) and other rights and obligations as are customary in Underwritten Offerings of securities by the Company. No Selling Holder shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding (i) such Holder’s ownership of its Registrable Securities to be sold or transferred, (ii) such Selling Holder’s authority to enter into such underwriting agreement and to sell or transfer such securities, (iii) its intended method of distribution and (iv) any other such matters or representations pertaining to compliance with securities laws as may be reasonably requested. If any Selling Holder (which, for the avoidance of doubt, shall include the Initiating Holder (as defined below)) disapproves of the terms of an Underwritten Offering contemplated by this Section 2.03, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective. If, pursuant to the preceding sentence, the entire Demand Registration Request is revoked, then, at the option of the Holder or Holders who revoke such request, Holder or Holders shall reimburse the Company for all of its reasonable and documented incremental out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement or prospectus supplement with respect to such requested Underwritten Offering, which incremental out-of-pocket expenses, for the avoidance of doubt, shall not include overhead expenses and which requested Underwritten Offering, whether or not completed, will not decrease the number of Underwritten Offerings the Holders shall have the right and option to request under this Section 2.03.

(c) Priority. If the Managing Underwriter of any proposed Underwritten Offering of Registrable Securities pursuant to this Section 2.03 advises the Company that the total amount of Common Stock that the Selling Holders and any other Persons intend to include in such offering exceeds the number of shares of Common Stock that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Selling Holder who requested such Underwritten Offering, (ii) second, to any other Holders of Registrable Securities who have elected to participate in such Underwritten Offering, allocated among such other Selling Holders pro rata on the basis of the number of Registrable Securities held by each such Selling Holder or in such other manner as such Selling Holders may agree, and (iii) third, to the Company.

Section 2.04 Sale Procedures.

In connection with its obligations under this Article II, the Company shall, as expeditiously as possible, subject to confidentiality obligations and agreements:

(a) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Company shall use its reasonable best efforts to include such information in such prospectus supplement;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC other than annual or quarterly reports on Form 10-K or 10-Q, respectively, current reports on Form 8-K or proxy statements; provided, however, that such reports or proxy statements shall be provided at least two Business Days prior to filing in connection with any Underwritten Offering), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d) if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by a Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company shall not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) in the case of an Underwritten Offering, use its reasonable best efforts to furnish to the underwriters upon request, (i) an opinion of counsel for the Company dated the date of the closing under the underwriting agreement and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Company and such other matters as such underwriters and Selling Holders may reasonably request;

(i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders (which may be satisfied by making such information available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system or any successor system known as “EDGAR”), as soon as reasonably practicable, an earnings statement, covering a period of twelve months beginning within three months after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

(k) use its reasonable best efforts to cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which the Common Stock are then listed or quoted;

(l) use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the Effective Date of such registration statement;

(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities (including, in the case of an Underwritten Offering of $50 million or greater of Registrable Securities (calculated based on the Registrable Securities Amount), making appropriate officers of the Company available to participate in any “road show” presentations before analysts, and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities)); provided, however, that the officers of the Company shall not be required to dedicate an unreasonably burdensome amount of time in connection with activities for any Underwritten Offering;

(o) if requested by a Selling Holder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and

(p) if reasonably required by the Company’s transfer agent, use commercially reasonably efforts to promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Registrable Securities without legend, in accordance with applicable law, upon sale by the Holder of such Registrable Securities under the Registration Statement.

Notwithstanding anything to the contrary in this Section 2.04, the Company shall not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement without such Holder’s consent, except as required by law or request of the staff of the Commission.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in Section 2.04(f), shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(f) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder shall, or shall request the Managing Underwriter, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.05 Cooperation by Holders.

The Company shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant Section 2.03(a) who has failed to timely furnish after receipt of a written request from the Company such information that the Company determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06 Restrictions on Public Sale by Holders of Registrable Securities.

To the extent requested by the Managing Underwriter, each Holder of Registrable Securities that participates in an Underwritten Offering will enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the 60 calendar-day period beginning on the date of a prospectus or prospectus supplement filed with the SEC with respect to the pricing of such Underwritten Offering, provided that, notwithstanding the foregoing, (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the Underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed and (ii) that the restrictions set forth in this Section 2.06 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder. In addition, this Section 2.06 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering because the Registrable Securities held by such Holder may be disposed of without restriction pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).

Section 2.07 Expenses.

(a) Expenses. The Company shall pay all reasonable Registration Expenses as determined reasonably and in good faith by the Board, including, in the case of an Underwritten Offering, the Registration Expenses of an Underwritten Offering, regardless of whether any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. For the avoidance of doubt, each Selling Holder’s pro rata allocation of Selling Expenses shall be the percentage derived by dividing (i) the number of Registrable Securities sold by such Selling Holder in connection with such sale by (ii) the aggregate number of Registrable Securities sold by all Selling Holders in connection with such sale. In addition, except as otherwise provided in Sections 2.07 and 2.08 hereof, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

(b) Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01 or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities, transfer taxes and fees and disbursements of counsel to the Selling Holders, except for the reasonable fees and disbursements of counsel for the Selling Holders required to be paid by the Company pursuant to Sections 2.07 and 2.08.

Section 2.08 Indemnification.

(a) By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, to the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, members, partners, employees, agents and Affiliates and each Person, if any, who controls such Selling Holder or its Affiliates within the meaning of the Securities Act and the Exchange Act, and its directors, officers, members, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, third party expenses incurred by or on such Holder’s behalf or liabilities (including reasonable attorneys’ fees and third party expenses incurred by or on such Holder’s behalf) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) such Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and shall reimburse each such Selling Holder Indemnified Person for any legal or other third party expenses reasonably incurred by or on such Holder’s behalf in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Company shall not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in such Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in such Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is or may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise. To the extent that any of the Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 2.08 shall be applicable to the benefit of such Holder in its role as deemed underwriter in addition to its capacity as a Holder (so long as the amount for which any other Holder is or becomes responsible does not exceed the amount for which such Holder would be responsible if the Holder were not deemed to be an underwriter of Registrable Securities) and (ii) such Holder and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

Section 2.09 Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect), at all times from and after the date hereof (which may be satisfied by making such information available on EDGAR);

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish, (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available electronically at no additional charge via the SEC’s EDGAR system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities under this Article II may not be transferred or assigned except pursuant to this Section 2.10,

(a) Notwithstanding any other provision of this Agreement, including Section 2.10(b) below, on or after the date hereof, the Initial Holder shall be entitled to transfer and assign its rights as follows:

(i) all of its rights pursuant to this Agreement to one (1) transferee or assignee jointly designated by the Initial Holder and PRD (the “Majority Joint Transferee”), so long as the Initial Holder and PRD transfer or assign not less than 80% of the Registrable Securities held by the Initial Holder and PRD in the aggregate as of the Closing Date to such Majority Joint Transferee; and

(ii) all of its rights pursuant to this Agreement, except those contained in Section 2.03, to up to five (5) transferees or assignees (which number shall not include the Joint Transferee set forth in subjection (i) above) jointly designated by the Initial Holder and PRD (collectively, the “Minority Joint Transferees”, and together with the Majority Joint Transferee, the “Joint Transferee”);

provided that, as a condition to the transfer or assignment of rights pursuant to Section 2.10(a)(i) or Section 2.10(a)(ii) above, the Initial Holder and PRD shall be required to simultaneously transfer or assign all (and not less than all) of the Registrable Securities held by the Initial Holder and PRD in the aggregate as of the Closing Date to the Joint Transferees; and provided further that the Initial Holder shall only be entitled to make each transfer described in this Section 2.10 (a) once during the term of this Agreement.

(b) Other than as set forth in Section 2.10(a) above, the rights to cause the Company to register Registrable Securities under this Article II may not be transferred or assigned except as follows:

(i) Subject to Section 2.10(b)(ii), if a Holder transfers or assigns all (and not less than all) of the Registerable Securities Beneficially Owned by such Holder, then such Holder may transfer or assign its rights pursuant to this Agreement to such transferee or assignee.

(ii) If a Holder transfers or assigns (A) 20% or more of the Registerable Securities issued on the Closing Date to the Initial Holder and PRD in the aggregate but less than all of such Registerable Securities issued on the Closing Date, then the transferee or assignee thereof shall be entitled to the rights granted to a Holder pursuant to this Agreement except those contained in Section 2.03 and (B) less than 20% of the Registerable Securities issued on the Closing Date to the Initial Holder and PRD in the aggregate, then the transferee or assignee thereof shall be entitled to the rights granted to a Holder pursuant to this Agreement except those contained in Sections 2.02 and 2.03.

(c) In the case of any such transfer or assignment where the transferee or assignee shall have any rights of a Holder hereunder, the Holder making such transfer or assignment must provide the Company written notice of any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the Registerable Securities Beneficially Owned thereby.

Section 2.11 Limitation on Subsequent Registration Rights.

From and after the date hereof, the Company shall not, without the prior written consent of the Required Holders, enter into any agreement with any current or future holder of any equity securities of the Company that would allow such current or future holder to require the Company to include equity securities in any registration statement filed by the Company on a basis other than pari passu with, or expressly subordinated to the piggyback rights granted to the Holders pursuant to Section 2.02; provided, that in no event shall the Company enter into any agreement that would permit another holder of securities of the Company to participate on a superior or pari passu basis (in terms of priority of cut-back based on advice of Underwriters) with a Holder requesting registration or takedown in an Underwritten Offering pursuant to Section 2.03(a). Notwithstanding anything to the contrary herein, the parties hereto acknowledge that the Company’s entrance into the Kimmeridge Registration Rights Agreement and the Registration Rights Agreement with PRD of even date herewith shall not be deemed a violation of, and are expressly permitted under, this Section 2.11.

Section 2.12 Termination of Registration Rights.

The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Article II shall terminate upon the date on which all Registrable Securities no longer constitute Registrable Securities in accordance with Section 1.02.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications.

All notices and other communications provided for or permitted hereunder shall be made in writing by electronic mail, courier service or personal delivery:

(a) if to the Initial Holder:

BPP Energy Partners LLC

4849 Greenville Avenue, Suite 1600

Dallas, Texas 75206

Attention: Chris Doyle

Email: chris.doyle@primexx.com

With a copy (which shall not constitute notice) to:

Blackstone Management Partners L.L.C.

345 Park Avenue, 43rd Floor

New York, New York 10154

Attention: Angelo Acconcia; Erik Belz

Email: acconcia@blackstone.com;

Erik.Belz@blackstone.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Rhett A. Van Syoc, P.C.

Email: rhett.vansyoc@kirkland.com

Kirkland & Ellis LLP

1601 Elm Street

Dallas, Texas 75201

Attention: Thomas K. Laughlin, P.C.

Email: thomas.laughlin@kirkland.com

(b) if to a transferee of a Purchaser, to such Holder at the address provided pursuant to Section 2.10 above; and

(c) if to the Company:

Callon Petroleum Company

2000 W. Sam Houston Parkway S., Suite 2000

Houston, TX 77042

Attention: Michol L. Ecklund, Senior Vice President, General Counsel and Corporate Secretary

Email: mecklund@callon.com

legal@callon.com

With a copy to (which shall not constitute notice):

c/o Gibson, Dunn & Crutcher

811 Main Street, Suite 3000

Houston, Texas 77002

Attention: Hillary H. Holmes

Facsimile: (346) 718-6902

E-mail: HHolmes@gibsondunn.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02 Successor and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Assignment of Rights.

The rights, interests or obligations of the Holders hereunder may not be transferred or assigned, by operation of law or otherwise, in whole or in part, by the Holders without the prior written consent of the Company, except in accordance with Section 2.10 hereof.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Common Stock.

The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, acquisition, consolidation, reorganization, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement.

Section 3.05 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.06 Specific Performance.

Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07 Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, including facsimile or ..pdf counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.08 Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law.

This Agreement, including all issues and questions concerning its application, construction, validity, interpretation and enforcement, shall be construed in accordance with, and governed by, the laws of the State of New York without regard to the choice of law or conflicts of law.

Section 3.10 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 3.12 Severability of Provisions.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.13 Entire Agreement.

This Agreement and the Purchase Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Purchase Agreement with respect to the rights granted by the Company set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.14 Amendment.

This Agreement may be amended only by means of a written amendment signed by the Company and the Required Holders; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the prior written consent of such Holder.

Section 3.15 No Presumption.

If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.16 Obligations Limited to Parties to Agreement.

Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Holders (and its permitted transferees and assignees) and the Company shall have any obligation hereunder. No recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate thereof, as such, for any obligations of the Holders under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Holders hereunder.

Section 3.17 Interpretation.

Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The words “include,” “includes” and “including” or words of similar import shall be deemed to be followed by the words “without limitation.” A term has the meaning assigned to it. Words in the singular include the plural, and words in the plural include the singular. The word “or” is not exclusive. The words “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. References to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations). Whenever any determination, consent or approval is to be made or given by the Required Holders (and its transferees or assignees) under this Agreement, such action shall be in the Required Holder’s (and its transferees or assignees) sole discretion unless otherwise specified. Unless expressly set forth or qualified otherwise (e.g., by “Business” or “trading”), all references herein to a “day” are deemed to be a reference to a calendar day.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

CALLON PETROLEUM COMPANY

By:	/s/ Joseph C. Gatto Jr.
Name:	Joseph C. Gatto Jr.
Title:	President and CEO

Signature Page to Registration Rights Agreement

BPP ENERGY PARTNERS LLC

By:	/s/ Chris Doyle
Name:	Chris Doyle
Title:	Chief Executive Officer and President

Signature Page to Registration Rights Agreement